UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 30, 2021

Date of Report (Date of earliest event reported)

United Royale Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-208978	98-1253258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Campbell Drive, Suite 307C Uxbridge, Ontario, Canada	L9P 1H6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (647) 400-6927

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	URYL	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

On July 30, 2021, URYL issued a press release announcing that it had entered into a letter of intent with TrueNorth Quantum Inc., a corporation incorporated in the Province of Alberta, Canada (“TrueNorth”) for the Company’s acquisition of TrueNorth. The parties are working towards entering into definitive agreements. The foregoing description is qualified in its entirety by the terms of the full text of the press release, attached hereto as an exhibit.

Forward- Looking Statements

Certain statements contained in this Current Report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this Current Report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
99.1	Press Release for TrueNorth Letter of Intent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Royale Holdings Corp.

Date: August 2, 2021	By:	/s/ Gary Bartholomew
Gary Bartholomew, CEO

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